                                                                   Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Astea International Inc.

  As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report on E.L.G. Data AB dated May 24, 1995 included in Astea International Inc.'s Form 8-K/A filed on September 11, 1996 and to all references to our Firm included in this Registration Statement.

                                       ERNST & YOUNG

Stockholm
September 13, 1996